UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):            March 8, 2007

Tesco Corporation

(Exact Name of Registrant as Specified in Charter)

Alberta	0-28778	Not Applicable
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3993 West Sam Houston Parkway North

Suite 100

Houston, Texas 77043-1211

(Address of Principal Executive Offices, Including Zip Code)

713-359-7000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This report amends our current report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2007. As previously reported, Tesco Corporation (the “Company”) delayed its filing of its Form 10-K for the fiscal year ending December 31, 2006 because of its discovery of certain errors that would require it to restate its financial statements for the second and third fiscal quarters of 2006, its becoming subject to the reporting and disclosure requirements under the Securities Exchange Act and related rules beginning January 1, 2007, the identification of certain material weaknesses in internal controls over financial reporting, and its adjustment to reflect the results of a self-initiated review of its past stock option granting practices and related accounting. As a result of final adjustments made in connection with the preparation of its audited financial statements included in the delayed Form 10-K, there were several adjustments to financial information that had been previously reported or announced in the Company’s earnings release of March 8, 2006.

Item 2.02 Results of Operations and Financial Condition.

On March 28, 2007, Tesco Corporation issued a press release reporting its results of operations for its fiscal quarter and year ended December 31, 2006. A copy of the press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Report, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Exhibits and Financial Statements.

(d)	Exhibits

	Exhibit 99.1	Press Release dated March 28, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

Dated: March 28, 2007	By:	/s/ James A. Lank
James A. Lank General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 28, 2007